UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2020

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-37606	98-0608404
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

51 West 52nd Street, 7th Floor, New York, NY USA 10019
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 1-844-689-3939

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 15, 2020, Anavex Life Sciences Corp. (the “Company”) issued a press release announcing positive results from proof of concept controlled Phase 2 Clinical Trial Evaluating ANAVEX®2-73 (blarcamesine) in Parkinson’s Disease Dementia. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.1 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01 Other Events.

On October 15, 2020, the Company announced results from the proof of concept Phase 2 controlled trial evaluating the safety, tolerability, and efficacy of ANAVEX®2-73 (blarcamesine) in patients with Parkinson’s disease dementia (PDD).

The study found that ANAVEX®2-73 (blarcamesine) was safe and well tolerated in oral doses up to 50 mg once daily. The results show clinically meaningful, dose-dependent, and statistically significant improvements in the Cognitive Drug Research (CDR) computerized assessment system analysis. The study confirmed the precision medicine approach of targeting SIGMAR1 as a genetic biomarker of response to ANAVEX®2-73 (blarcamesine).

The ANAVEX®2-73-PDD-001 study was an international, double-blind, multicenter, placebo-controlled Phase 2 clinical study and randomized 132 patients with PDD equally to target doses of 30mg, 50mg ANAVEX®2-73 (blarcamesine) or placebo, respectively. In addition to safety and cognitive efficacy, sleep function was assessed during the study at week 8 and week 14.

ANAVEX®2-73-PDD-001 study results will be submitted for presentation at a medical conference and for publication in a peer-reviewed medical journal. Anavex is planning a pivotal trial of ANAVEX®2-73 (blarcamesine) in Parkinson’s disease dementia after submitting the results of the study to the FDA to obtain regulatory guidance.

After completing the trial, participants were able to enroll in a voluntary 48-week open-label extension study, ANAVEX®2-73-PDD-EP-001, which continues to assess safety, long term efficacy and changes in gut microbiota.

ANAVEX®2-73 (blarcamesine) is an orally available, small-molecule activator of the sigma-1 receptor, which has been shown to be pivotal to restoring neural cell homeostasis and promoting neuroplasticity.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to, statements relating to the implications of clinical data, any subsequent presentation related thereto and any future studies. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks set forth in the Company’s most recent Annual Report on Form 10-K filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Anavex Life Sciences Corp. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of the Company dated October 15, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Christopher Missling
Name: Christopher Missling, PhD
Title: Chief Executive Officer

Date: October 15, 2020

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